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Letter of Transmittal and Notice of Election
as to Shares of Common Stock
of
SCIOTO DOWNS, INC.

Pursuant to the Joint Proxy Statement-Prospectus dated June 27, 2003 of MTR Gaming Group, Inc. and Scioto Downs, Inc.

YOU MUST RETURN YOUR NOTICE OF ELECTION, INCLUDED IN THIS LETTER OF TRANSMITTAL, IN ACCORDANCE WITH THE INSTRUCTIONS WHICH ARE INCLUDED WITH SUCH NOTICE, BY THE DATE WHICH IS 30 DAYS FOLLOWING THE DATE OF THE FILING OF THE ARTICLES OF MERGER WITH THE SECRETARY OF STATE OF THE STATE OF OHIO (THE "ELECTION DEADLINE") PURSUANT TO THE TERMS OF THE MERGER AGREEMENT (SEPARATE WRITTEN NOTICE OF WHICH WILL BE SENT TO YOU FOLLOWING SUCH FILING). IF YOU FAIL TO MAKE THE ELECTION AS PERMITTED BY THIS LETTER YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE ONLY THE AMOUNT OF $32.00 PER SHARE OF SCIOTO COMMON STOCK AND SHALL HAVE NO RIGHT TO ANY OTHER CONSIDERATION PER SUCH SHARE OF SCIOTO COMMON STOCK.

         This letter of Transmittal and Notice of Election ("Letter of Transmittal") is provided in connection with the proposed merger (the "Merger") of Racing Acquisition, Inc. (a wholly-owned subsidiary of MTR Gaming Group, Inc., "MTR") with and into Scioto Downs, Inc. ("Scioto") pursuant to the Agreement and Plan of Merger between them dated as of December 23, 2002, as amended (the "Merger Agreement").

        This Letter of Transmittal and Notice of Election must be completed by holders of shares of Common Stock, $1.05 par value per share, of Scioto (the "Shares" or "Scioto Stock") who wish to make an election (an "Election") as to the form of consideration (the "Merger Consideration") into which such holders' Shares are to be converted in the Merger. For an Election to be properly made and effective, this Letter of Transmittal, properly completed, together with the certificates (the "Certificates") representing Shares covered by such Election and all other required documents, must be received by the Disbursing Agent prior to 5:00 p.m. on the Election Deadline, unless extended to a later date by mutual agreement of the parties to the Merger Agreement. Such Election is subject to (a) the terms, conditions, and limitations set forth in the Merger Agreement, which is attached as Attachment I to and summarized by the Joint Proxy Statement-Prospectus relating to the Merger dated June 27, 2003 (the "Joint Proxy Statement-Prospectus"), and (b) the accompanying instructions. The Merger and the Joint Proxy Statement-Prospectus are incorporated herein by reference. Any capitalized terms used in this Letter of Transmittal but not defined herein shall have the meanings given to them in the Joint Proxy Statement-Prospectus. Additional copies of the Joint Proxy Statement-Prospectus are available from Georgeson Shareholder Communications Inc. upon request (call 800-263-8059). The instructions to this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

        Shareholders should deliver this Letter of Transmittal, properly completed and accompanied by all required documents, no later than the Election Deadline, to the Disbursing Agent at the address set forth below.

The Disbursing Agent is:
 Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, NY 10004
Telephone: (212) 509-4000, extension 536

        Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. You must sign this Letter of Transmittal where indicated below and complete the Substitute Form W-9 provided herewith.

        This Letter of Transmittal, completed, signed and accompanied by your Certificates and all other required documents, should be returned to the Disbursing Agent in the accompanying envelope. Unless you intend to exercise dissenters' rights (see the Joint Proxy Statement-Prospectus), you should complete and return this Letter of Transmittal and the other required documents prior to the Election Deadline, whether or not you intend to vote "for" the Merger Agreement and the Merger. If the Merger is not consummated, your Certificates will be returned to you. However, if the Merger is consummated, you will not have another opportunity to make an Election as to the form of Merger Consideration you prefer to receive.

        Do not enclose the proxy card with this Letter of Transmittal.

        All shareholders should complete the Description of Shares in Box A to specify the Shares covered hereby.

BOX A

DESCRIPTION OF SHARES List below the Shares to which this Letter of Transmittal and Notice of Election relates (Attach additional sheets if necessary)

Name and Address of Registered Holder(s) (Please fill in, if blank)

Certificate Numbers of Certificates Surrendered*	Number of Shares Represented by Each Certificate*	Number of Shares as to Which Election is Made

	Total Shares:	Total Shares:

*Need not be completed by shareholders delivering Shares by book-entry transfer

If your Scioto stock certificate(s) is/are lost please check here and return your completed Letter of Transmittal to the Disbursing Agent: ☐

BOX B

GUARANTEE (Not to be used for signature guarantees)

The undersigned, a participant in the Security Transfer Agent Medallion Program, or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being an "Eligible Institution"), guarantees to deliver to the Disbursing Agent at its address set forth above, either certificates representing the Shares to which this Letter of Transmittal relates, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Disbursing Agent's account at the applicable Book-Entry Transfer Facility, with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, all within three (3) New York Stock Exchange trading days after the date hereof.
Name of Firm: __________________	Authorized Signature
Address:	Name:	Please Type or Print
Title:
Zip Code
Area Code and Tel. No.:	Dated:	, 2003

To:	Continental Stock Transfer & Trust Company 17 Battery Place 8th Floor New York, New York 10004

Ladies and Gentlemen:

        The undersigned hereby surrenders the Certificates listed in Box A above, and makes the Election set forth in Box C below, or, if an Election is not duly made, shall be deemed to have elected to receive only the amount of $32.00 per share of Scioto Common Stock.

        The undersigned understands that the purposes of the election procedures described herein are to permit holders of Shares to express their preferences for the type of consideration they wish to receive in the Merger. Receipt of the Joint Proxy Statement-Prospectus, including the Merger Agreement, as amended, attached as Attachment I thereto, is hereby acknowledged.

        In connection with the Merger, subject to the election procedures and terms and conditions set forth in the Merger Agreement, as amended, each share of Scioto's Common Stock issued and outstanding immediately prior to the effective time of the Merger will, by virtue of the Merger become only the right to receive at the election of each Scioto Shareholder, either (i) cash in the amount of $32.00 per share, or (ii) $17.00 and one MTR Contingent Earnout Participation Right ("CEP Right") per share, as described in the Joint Proxy Statement-Prospectus, without interest.

        Neither the MTR Board of Directors nor the Scioto Board of Directors makes any recommendation as to the type of consideration shareholders should elect to receive. Each shareholder must make his or her own decision with respect to such Election.

        By completing Box C below, each Scioto shareholder may choose to make a Cash Election, a Cash and CEP Rights Election or a Combination Election with respect to the Shares held by such holder.

BOX C

ELECTION (Check only one box)

The undersigned, subject to the terms and conditions set forth in this Letter of Transmittal, including the Merger Agreement incorporated herein by reference, makes the following Election with respect to the undersigned's Shares covered hereby:
☐	A Cash Election with respect to ALL of such Shares.
☐	A Cash and CEP Rights Election with respect to ALL of such Shares.
☐	A Combination Election, in which the following numbers of such Shares will be converted into cash and CEP Rights respectively:
Combination Election (Fill in Numbers of Shares to be So Converted)

Cash (No. of Shares)	Cash and CEP Rights (No. of Shares)	Total (No. of Shares)

        The undersigned hereby certifies that the Election set forth herein covers all of the shares of Scioto Stock registered in the name of the undersigned and either (i) beneficially owned by the undersigned, or (ii) owned by the undersigned in any representative or fiduciary capacity for a particular beneficial owner or for one or more beneficial owners.

        The undersigned authorizes and instructs you, as Disbursing Agent, to deliver the Shares covered hereby and to receive on behalf of the undersigned, in exchange for the Shares covered hereby, any check for the cash and/or any certificates for the CEP Rights issuable in the Merger.

        The undersigned understands and acknowledges that all questions as to the validity, form, and eligibility of any Election and delivery and/or surrender or Certificates hereunder shall be determined by the Disbursing Agent, or as otherwise provided by the Merger Agreement or Instructions hereof, and any such determinations shall be final and binding. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

        Please issue any check and register any certificate for MTR CEP Rights in the name of the registered holder(s) of the Shares appearing in Box A above under "Description of Shares." Unless otherwise indicated in Box D below entitled "Special Delivery Instructions," please mail any check and any certificate for MTR CEP Rights to the registered holder(s) at the address(es) of the registered holder(s) appearing in Box A above under "Description of Shares."

BOX D
SPECIAL DELIVERY INSTRUCTIONS (See Instruction 2)

To be completed ONLY if the check or the certificates for MTR CEP Rights are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown under "Description of Shares." Mail checks and/or certificates to:
Name:
(Please Print)
Address:

(Include Zip Code)

IMPORTANT!
ALL SCIOTO SHAREHOLDERS SUBMITTING
THIS LETTER OF TRANSMITTAL MUST SIGN HERE

        The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Letter of Transmittal and to surrender the Certificate(s) surrendered herewith (or any Certificates or Shares covered by a guarantee of delivery in accordance with the terms hereof), free and clear of any liens, claims, charges, or encumbrances whatsoever. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Disbursing Agent or Scioto to be necessary or desirable to complete the sale, assignment, transfer, cancellation, and retirement of the Shares covered hereby:

SIGN HERE:	BOX E
(Signature(s) of holder(s)) Name(s):	SIGNATURE GUARANTEE (Complete Only if Required) See Instructions 1 and 4
(Please Print)	NOTE: Notarization by a notary public is not acceptable
(Area Code and Telephone Number)	FOR USE BY ELIGIBLE INSTITUTIONS ONLY.
Dated:	PLACE MEDALLION GUARANTEE IN SPACE BELOW.
Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or if signature is by attorney, executor, administrator, trustee or guardian or other acting in a fiduciary capacity, set forth full title. See Instructions 1 and 4.

FOR INFORMATION REGARDING
THE MERGER

PLEASE CALL

Georgeson Shareholder Communications, Inc.
17 State Street South, 10th Floor
New York, New York 10004

Toll-Free (800) 263-8059
or Banks and Brokers (212) 440-9800

INSTRUCTIONS

Forming Part of the Terms and Conditions
of this Letter of Transmittal

        1.     Guarantee of Signatures. No signature guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder of the Shares surrendered herewith, unless such holder has completed either the box entitled "Special Delivery Instructions" or (ii) if such Shares are submitted by an Eligible Institution. In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4.

        2.     Delivery of Letter of Transmittal and Certificates: Replacement Stock Certificates. This Letter of Transmittal, properly completed and duly executed, together with the surrendered Shares, and any other documents required by this Letter of Transmittal, should be sent by mail or delivered by hand to the Disbursing Agent at its address set forth on the cover of the Letter of Transmittal. Until all necessary steps have been taken to surrender the Shares no disbursing shall be made.

        The Disbursing Agent will not establish accounts with respect to shares at any book-entry transfer facility. Any holder whose shares are held in a securities depository must withdraw such shares to make a valid delivery.

        The method of delivery of all documents is at the option and risk of the undersigned and the delivery will be deemed made only when actually received by the Disbursing Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Do not send Shares to MTR or Scioto.

        In the event you are unable to locate your certificates, please check the box where indicated on the first page of the Letter of Transmittal and submit the Letter of Transmittal to: Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004. The Agent will provide you with appropriate documentation.

        3.     Inadequate Space. If the space provided herein is inadequate, the certificate numbers or the number of Shares should be listed on a separate signed schedule attached hereto.

        4.     Signatures on Letter of Transmittal, Stock Powers and Endorsements. (a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares submitted hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

        (b)   If any of the Shares submitted hereby are owned of record by two or more joint owners, all such owners much sign this Letter of Transmittal.

        (c)   If any tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

        (d)   If the Letter of Transmittal or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or a corporation or other person acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Disbursing Agent of such person's authority so to act must be submitted.

        (e)   When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required.

        (f)    If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares listed, the certificates must be properly endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder(s) that appear on the certificates. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

        5.     Stock Transfer Taxes. If distribution of the Merger Consideration is to be made in the name of any person(s) other than the registered holder of the Shares, or if surrendered Shares are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, no distribution of the Merger Consideration will be made unless satisfactory evidence is submitted of payment of any stock transfer tax or that an exemption therefrom exists.

        6.     Special Delivery Instructions. If Certificates for CEP Rights are to be delivered or returned to an address other than that shown above, the appropriate Special Delivery instructions on this Letter of Transmittal should be completed.

        7.     Requests for Assistance or Additional Copies. Requests for assistance or for additional copies of the Letter of Transmittal may be directed to:

Georgeson Shareholders Communications, Inc. 17 State Street, 10th Floor New York, New York 10004 Toll-free (800) 263-8059 Or Banks and Brokers (212) 440-9800

        With respect to any questions regarding completion of this Letter of Transmittal, you may contact the Disbursing Agent at 212-509-4000, extension 536.

        8.     Irregularities. All questions as to the validity, form and eligibility of any surrender of Shares shall be determined by the Disbursing Agent in its sole discretion, and its determination shall be final and binding. The Disbursing Agent reserves the absolute right to waive any of the conditions of this Letter of Transmittal or any defect or irregularity in surrender with regard to any particular Shares or stockholder, and the Disbursing Agent's interpretations of the terms and conditions of the Letter of Transmittal (including these instructions) shall be final and binding. Unless waived, any defects or irregularities must be cured within such time as the Disbursing Agent shall determine. The Disbursing Agent is not obligated to give notice of any defects or irregularities in any transmittal, nor shall it incur any liability for failure to give any such notice. Surrenders shall not be deemed to have been made until all defects and irregularities have been cured or waived.

        9.     Substitute Form W-9. The surrendering stockholder is required to provide the Disbursing Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 which is provided with "Important Tax Information" below. Failure to provide the information on the Substitute Form W-9 may subject the stockholder to 28% Federal income tax withholding on the payment of the cash portion of the Merger Consideration to a holder. The box in Part 3 of the Substitute Form W-9 may be checked if the stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and the Disbursing Agent is not provided with a TIN within 60 days, the Disbursing Agent will withhold 28% on all payments of the cash portion of the Merger Consideration thereafter until a TIN is provided to the Disbursing Agent.

Important: You are urged to complete and return this Letter of Transmittal, together with certificates and all other required documents, promptly.

2

SUBSTITUTE FORM W-9 (See Instruction 9) PAYER'S NAME: MTR GAMING GROUP, INC.

SUBSTITUTE FORM W-9	PART 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number

DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE	PART 2—For Payees Exempt from Backup Withholding (See Payees Exempt from Backup Withholding)
PAYOR'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (TIN)	Certification—Under Penalties Of Perjury, I Certify That:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding, as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

	Signature Date	PART 3—Check the box if you are awaiting a TIN

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 28% of all reportable payments made to me thereafter will be withheld until I provide such number.

Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENT MADE TO YOU PURSUANT TO THE MERGER.

IMPORTANT TAX INFORMATION

        Under Federal income tax law, a stockholder whose Shares are surrendered for exchange is required to provide the Disbursing Agent with such stockholder's correct TIN on the enclosed Substitute Form W-9. If such stockholder is an individual, the TIN is his social security number. If the Disbursing Agent is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, the cash portion of the Merger Consideration paid to such stockholder pursuant to the Merger Agreement may be subject to backup withholding.

        Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Disbursing Agent.

        If backup withholding applies, the Disbursing Agent is required to withhold 28% of the cash portion of the Merger Consideration distributed to a stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

  Purpose of Substitute Form W-9.

        To prevent backup withholding on payments that are made to a stockholder with respect to any Shares, the stockholder is required to notify the Disbursing Agent of his correct TIN by completing the enclosed form certifying that the TIN provided on the Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN).

  What Number to Give the Disbursing Agent.

        The stockholder is required to give the Disbursing Agent the social security number or employer identification number of the record owner of the Shares.

        Purpose of Form W-9—A person who is required to file an information return with the IRS must obtain your correct TIN to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. Use Form W-9 to furnish your correct TIN to the requester (the person asking you to furnish your TIN) and, when applicable, (1) to certify that the TIN you are furnishing is correct (or that you are waiting for a number to be issued), (2) to certify that you are not subject to backup withholding and (3) to claim exemption from backup withholding if you are an exempt payee. Furnishing your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

        NOTE: If a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form.

        How to Obtain a TIN—If you do not have a TIN, apply for one immediately. To apply, get Form SS-5. Application for a Social Security Number Card (for individuals) from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number (for business and all other entities) from your IRS office.

        To complete Form W-9 if you do not have a TIN, check the space for "Awaiting TIN" on Part 3, sign and date the form, and give it to the requester. Generally, you will then have 60 days to obtain a TIN and furnish it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN to the requester. For reportable interest or dividend payments, the payer must exercise one of the following options concerning backup withholding during the 60-day period. Under Option 1, if there is a withdrawal more than 7 business days after the awaiting TIN certificate is received, the payor must backup withhold on any reportable payment and treat as reportable payments all cash withdrawals in an amount up to the reportable payments made from the day the awaiting TIN certificate was received to the date of withdrawal. Under Option 2, backup withholding will take place on all reportable payments made to the payee's account regardless of whether the payee has made any withdrawals or not. Backup withholding must begin no later than 7 business days after payor receives the awaiting TIN certificate.

        NOTE: Checking "Awaiting TIN" on the form means that you have already applied for a TIN, OR that you intend to apply for one in the near future.

        As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.

QuickLinks

Letter of Transmittal and Notice of Election as to Shares of Common Stock of SCIOTO DOWNS, INC.
IMPORTANT! ALL SCIOTO SHAREHOLDERS SUBMITTING THIS LETTER OF TRANSMITTAL MUST SIGN HERE
INSTRUCTIONS Forming Part of the Terms and Conditions of this Letter of Transmittal
IMPORTANT TAX INFORMATION